                                                                      Exhibit 23

                    Independent Auditors' Report and Consent


The Board of Directors
C-COR.net Corp.:

     The audits referred to in our report dated August 9, 2002, except as to Note U, which is as of September 16, 2002, included the related financial statement schedule as of June 28, 2002 and for each of the fiscal years in the three-year period ended June 28, 2002, included in this annual report on Form 10-K of C-COR.net Corp. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 2-95959, 33-27440, 33-35208, 33-66590, 333-02505, 333-30982,
333-43592, 333-49826, 333-61226, 333-64040, 333-65805 and 333-89067) and on Form
S-3 (Nos. 333-82697, 333-90011, 333-90589, 333-32676 and 333-75888) of C-COR.net
Corp. of our report dated August 9, 2002, except as to Note U, which is as of September 16, 2002, with respect to the consolidated balance sheets of C-COR.net Corp. and subsidiaries as of June 28, 2002 and June 29, 2001, and the related consolidated statements of operations, cash flows and shareholders' equity for each of the fiscal years in the three-year period ended June 28, 2002, which report appears in the June 28, 2002 annual report on Form 10-K of C-COR.net Corp. Our report refers to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" as of July 1, 2001 and the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" as of June 30, 2001.

                                  KPMG LLP

Harrisburg, Pennsylvania
September 25, 2002